NEWS RELEASE

NCR Voyix Announces Upsize and Early Results of Cash Tender Offers for a Portion of its Outstanding Senior Notes

ATLANTA, September 9, 2024 - NCR Voyix Corporation (NYSE: VYX) (“NCR Voyix” or the “Company”) announced today the early tender results of its previously announced tender offers to purchase for cash a portion of its outstanding senior notes listed in the table below (collectively, the “Notes”) for an aggregate purchase price, excluding Accrued Interest (as defined below), of up to $1,177,079,565 (the “Maximum Aggregate Cap”). The Maximum Aggregate Cap was increased from the previously announced $1,100,000,000 aggregate purchase price, excluding Accrued Interest. The tender offers are being made upon the terms and subject to conditions described in the Offer to Purchase, dated August 26, 2024 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), which sets forth a detailed description of the tender offers.

As of 5:00 p.m., New York City time, on September 9, 2024 (such date and time, the “Early Tender Date”), according to information provided to Global Bondholder Services Corporation, the tender and information agent for the tender offers, the aggregate principal amount of each series of Notes listed in the table below has been validly tendered and not validly withdrawn in the tender offers. Withdrawal rights for the Notes expired at 5:00 p.m., New York City time, on the Early Tender Date.

Title of Security	CUSIP Numbers	Principal Amount Outstanding	Acceptance Priority Level[1]	Principal Amount Tendered at the Early Tender Date	Percentage of Outstanding Notes Tendered	Total Consideration (Per $1,000 Principal Amount)[2]	Aggregate Principal Amount Accepted for Purchase[3]
5.250% Senior Notes due 2030	62886EAZ1/ U62886AM5	$450,000,000	1	$397,897,000	88.42%	$975.00	$397,897,000
5.125% Senior Notes due 2029	62886EBA5/ U62886AN3	$1,200,000,000	2	$1,125,172,000	93.76%	$990.00	$797,101,000
5.000% Senior Notes due 2028	62886EAY4/ U62886AL7	$650,000,000	3	$599,706,000	92.26%	$1,000.00	$0
1Subject to the Maximum Aggregate Cap and proration, the principal amount of Notes being purchased in each tender offer has been determined in accordance with the applicable acceptance priority level (in numerical priority order) specified in this column.
2Does not include Accrued Interest on the Notes, which will also be payable as provided in the Offer to Purchase. Includes the Early Tender Premium (as defined below).
3Subject to the satisfaction of the M&A Condition (as defined below).

The tender offers for the Notes will expire at 5:00 p.m., New York City time, on September 24, 2024, or any other date and time to which the Company extends the applicable tender offer (such date and time, as it may be extended with respect to a tender offer, the “Expiration Date”). The Company has elected not to exercise its option to have an early settlement date for the tender offers at this time as the conditions to the tender offers, including the M&A Condition, have not yet been satisfied or waived. Payment for the Notes that are validly tendered at or prior to the Early Tender Date and that are accepted for purchase will be made on a date promptly following the Expiration Date, which is currently anticipated to be September 26, 2024, the second business day after the Expiration Date (such date, the “Final Settlement Date”), subject to the satisfaction of the M&A Condition.

As the aggregate purchase price of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date exceeded the Maximum Aggregate Cap, no Notes tendered after the Early Tender Date will be accepted for purchase. As described in the Offer to Purchase, Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date will be accepted based on the acceptance priority levels noted in the table above. As the aggregate principal amount of the Notes validly tendered and not validly withdrawn exceeds the Maximum Aggregate Cap, the Notes will be accepted for purchase on a pro rata basis as set forth in the Offer to Purchase, subject to a proration rate of approximately 70.879999% in the case of the 5.125% Senior Notes due 2029. All of the 5.250% Senior Notes due 2030 will be accepted for purchase. None of the 5.000% Senior Notes due 2028 will be accepted for purchase. Notes tendered and not purchased on the Final Settlement Date will be returned to holders promptly after the Final Settlement Date. The consideration to be paid for the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date per $1,000 principal amount of such Notes validly tendered and accepted for purchase pursuant to the applicable tender offer is the amount set forth in the table above under the heading “Total Consideration.” The amounts set forth in the table above under the heading “Total Consideration” include an early tender premium of $30.00 per $1,000 principal amount of Notes accepted for purchase (the “Early Tender Premium”). Each holder who validly tendered and did not validly withdraw its Notes at or prior to the Early Tender Date and whose Notes are accepted for purchase will be entitled to receive the applicable “Total Consideration” set forth in the table above under the heading “Total Consideration,” which includes the Early Tender Premium, plus Accrued Interest.

In addition to the consideration set forth in the table above, holders of Notes accepted for purchase will also receive accrued interest from, and including, the most recent applicable interest payment date preceding the Final Settlement Date to, but not including, the Final Settlement Date (the “Accrued Interest”). The Total Consideration, Accrued Interest and the costs and expenses of the tender offers are expected to be paid with funds from the closing of the previously announced sale of the Company’s Digital Banking segment (the “Digital Banking Sale”).

The tender offers are subject to the satisfaction or waiver of certain conditions, which are specified in the Offer to Purchase. If any of the conditions are not satisfied (including the condition related to the completion of the Digital Banking Sale described in the Offer to Purchase (the “M&A Condition”)), the Company is not obligated to accept for payment, or pay for, and may delay the acceptance for payment of, any tendered Notes and may even terminate one or more tender offers. The Company reserves the right to (i) extend or terminate any of the tender offers (including as result of the M&A Condition having not been satisfied), and without extending withdrawal rights, (ii) waive any condition (other than the M&A Condition), and (iii) amend any of the tender offers in any respect, in each case, with respect to one or more tender offers without taking a similar action with respect to any other tender offer.

Information Relating to the Tender Offers

Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are the dealer managers for the tender offers. Investors with questions regarding the terms and conditions of the tender offers may contact the dealer managers as follows:

Goldman Sachs & Co. LLC	J.P. Morgan
200 West Street	383 Madison Avenue, 6th Floor
New York, New York 10282	New York, New York 10179
Attn: Liability Management	Attn: Liability Management Group
Toll-Free: (800) 828-3182	Toll Free: (866) 834-4666
Collect: (212) 902-5962	Collect: (212) 834-4045

Global Bondholder Services Corporation is the tender and information agent for the tender offers. Any questions regarding procedures for tendering Notes or requests for copies of the Offer to Purchase should be directed to Global

Bondholder Services Corporation by any of the following means: by telephone at (855) 654-2014 (toll-free) or (212) 430-3774 (collect); by email at contact@gbsc-usa.com.

This press release does not constitute an offer to purchase, or a solicitation of an offer to sell, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, purchase or sale would be unlawful. The tender offers are being made solely pursuant to the Offer to Purchase made available to holders of the Notes. None of the Company or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the trustee with respect to any series of Notes is making any recommendation as to whether or not holders should tender or refrain from tendering all or any portion of their Notes in response to the tender offers. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisors and make their own decisions whether to tender Notes in the tender offers, and, if so, the principal amount of Notes to tender.

About NCR Voyix

NCR Voyix Corporation (NYSE: VYX) is a leading global provider of digital commerce solutions for the retail, restaurant and digital banking industries. NCR Voyix transforms retail stores, restaurant systems and digital banking experiences with comprehensive, platform-led SaaS and services capabilities. NCR Voyix is headquartered in Atlanta, Georgia, with customers in more than 30 countries across the globe.

Forward Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, express or implied forward-looking statements relating to our expectations regarding the tender offers and the Digital Banking Sale. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results, levels of activity, performance or achievements to differ materially from those contemplated in these forward-looking statements. Investors and others are cautioned not to place undue reliance on forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied include the Company’s ability to consummate the tender offers on the terms and timing described herein, or at all, the completion of the Digital Banking Sale and the other risks and uncertainties further described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, and in the Company’s subsequent Quarterly Reports on Form 10-Q, as well as in the Company’s other reports filed with or furnished to the U.S. Securities and Exchange Commission, available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. These forward-looking statements speak only as of the date of this press release or as of the date to which they refer, and NCR Voyix assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

News Media Contact
Susan Sloan
media.relations@ncrvoyix.com

Investor Contact
Alan Katz
alan.katz@ncrvoyix.com

4